EXHIBIT 10.5
MEZZANINE A LOAN LIMITED RECOURSE GUARANTY
THIS MEZZANINE A LOAN LIMITED RECOURSE GUARANTY (“Guaranty”) is made this 5th day of April, 2017, by BROOKFIELD DTLA HOLDINGS LLC, a Delaware limited liability company (the “Guarantor”), in favor of CITIGROUP GLOBAL MARKETS REALTY CORP. (together with its successors, transferees and assigns, the “Lender”).
RECITALS:
A.    Lender and NORTH TOWER MEZZANINE, LLC, a Delaware limited liability company (“Borrower”) have entered into a certain Mezzanine A Loan Agreement (as it may hereafter be modified, supplemented, extended, or renewed and in effect from time to time, the “Loan Agreement”), which Loan Agreement sets forth the terms and conditions of a loan (said loan, together with all advances which may hereafter be made pursuant to the Loan Agreement, being referred to herein as the “Loan”) to Borrower secured by certain Collateral as defined and more particularly described in the Loan Agreement.
B.    Guarantor is an Affiliate of Borrower and will receive direct or indirect benefit from Lender making of the Loan to Borrower.
C.    The Loan is evidenced by that certain Mezzanine A Loan Promissory Note A-1 in the original principal amount of $30,000,000.00 and that certain Mezzanine A Loan Promissory Note A-2 in the original principal amount of $25,000,000.00, each dated as of the date hereof (such promissory notes, collectively, as the same may hereafter be renewed, extended, supplemented, increased or modified and in effect from time to time, and all other notes given in substitution therefor, or in modification, renewal, or extension thereof, in whole or in part, are herein called the “Note”).
D.    Any capitalized term used and not defined in this Guaranty shall have the meaning given to such term in the Loan Agreement. This Guaranty is one of the Loan Documents described in the Loan Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and as a material inducement to Lender to make the Loan to Borrower, Guarantor hereby guarantees to Lender the prompt and full payment and performance of the Guaranteed Recourse Obligations of Borrower (defined below) upon the following terms and conditions:
1.    Guaranteed Recourse Obligations of Borrower. Guarantor hereby unconditionally and irrevocably guarantees to Lender the punctual payment when due, and not merely the collectability, whether by lapse of time, by acceleration of maturity, or otherwise, and at all times thereafter the payment of the Guaranteed Recourse Obligations of Borrower (hereinafter defined). As used herein, the term “Guaranteed Recourse Obligations of Borrower” shall mean all obligations and liabilities of Borrower for which Borrower shall be personally liable pursuant to Article 13 of the Loan Agreement.

2.    Certain Agreements and Waivers by Guarantor.
(a)    Guarantor hereby agrees that each of the following shall constitute Events of Default: (i) the occurrence of a default by Guarantor in payment of the Guaranteed Recourse Obligations of Borrower, or any part thereof, when such indebtedness becomes due and (ii) subject to the cure rights contained in Section 10.1(f) of the Loan Agreement, the dissolution, bankruptcy and/or insolvency of any Guarantor.
(b)    Guarantor shall, upon written demand, pay the Guaranteed Recourse Obligations of Borrower to Lender from time to time. It shall not be necessary for Lender, in order to enforce such payment, first to (i) institute suit or pursue or exhaust any rights or remedies against Borrower or others liable for the Debt, (ii) enforce any rights against any security that shall ever have been given to secure the Debt, (iii) join Borrower or any others liable for the payment or performance of the Guaranteed Recourse Obligations of Borrower or any part thereof in any action to enforce this Guaranty and/or (iv) resort to any other means of obtaining payment or performance of the Guaranteed Recourse Obligations of Borrower.
(c)    Suit may be brought or demand may be made against all parties who have signed this Guaranty or any other guaranty covering all or any part of the Guaranteed Recourse Obligations of Borrower, or against any one or more of them, separately or together, without impairing the rights of Lender against any party hereto.
(d)    In the event any payment of any Guaranteed Recourse Obligation of Borrower by Borrower or any other Person to Lender is held to constitute a preference, fraudulent transfer or other voidable payment under any bankruptcy, insolvency or similar law, or if for any other reason Lender is required to refund such payment or pay the amount thereof to any other party, such payment by Borrower or any other party to Lender shall not constitute a release of Guarantor from any liability hereunder and this Guaranty shall continue to be effective or shall be reinstated (notwithstanding any prior release, surrender or discharge by Lender of this Guaranty or of Guarantor), as the case may be, with respect to, and this Guaranty shall apply to, any and all amounts so refunded by Lender or paid by Lender to another Person (which amounts shall constitute part of the Guaranteed Recourse Obligations of Borrower). If acceleration of the time for payment by Borrower of any Guaranteed Recourse Obligation of Borrower under any Loan Document is stayed or delayed by any law or tribunal, any amounts due and payable hereunder shall nonetheless be payable by Guarantor upon written demand by Lender.
3.    Subordination. If, for any reason whatsoever, Borrower is now or hereafter becomes indebted to Guarantor:
(a)    such indebtedness and all interest thereon and all liens, security interests and rights now or hereafter existing with respect to property of Borrower securing same shall, at all times, be subordinate in all respects to the Guaranteed Recourse Obligations of Borrower and to all liens, security interests and rights now or hereafter existing to secure the Guaranteed Recourse Obligations of Borrower;

(b)    Guarantor shall not be entitled to enforce or receive payment, directly or indirectly, of any such indebtedness of Borrower to Guarantor until the Debt has been fully and finally paid and performed;
(c)    Guarantor hereby assigns and grants to Lender a security interest in all such indebtedness and security therefor, if any, of Borrower to Guarantor now existing or hereafter arising during the term of this Guaranty, including any dividends and payments pursuant to debtor relief or insolvency proceedings referred to below. In the event of receivership, bankruptcy, reorganization, arrangement or other debtor relief or insolvency proceedings involving Borrower as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and shall have the right to receive directly from the receiver, trustee or other custodian (whether or not an Event of Default shall have occurred or be continuing under any of the Loan Documents), dividends and payments that are payable upon any obligation of Borrower to Guarantor now existing or hereafter arising, and to have all benefits of any security therefor, until the Debt has been indefeasibly paid in full. If, notwithstanding the foregoing provisions, Guarantor should receive any payment, claim or distribution that is prohibited as provided above in this Section, Guarantor shall promptly pay the same to Lender, Guarantor hereby agreeing that it shall receive the payment, claim or distribution in trust for Lender and shall have absolutely no dominion over the same except to pay it promptly to Lender; provided, however, that the foregoing shall not restrict distributions by Borrower to equity owners of Borrower (including Guarantor), in the ordinary course of business and operations of the Property provided no Trigger Period exists; and
(d)    Guarantor shall promptly upon request of Lender from time to time execute such documents and perform such acts as Lender may reasonably require to evidence and perfect its interest and to permit or facilitate exercise of its rights under this Section.
4.    Other Liability of Guarantor or Borrower. If Guarantor is or becomes liable, by endorsement or otherwise, for any indebtedness owing by Borrower to Lender other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may have against Guarantor.
5.    Assignment by Lender. This Guaranty is for the benefit of Lender and Lender’s successors and permitted assigns, and in the event of an assignment of the Loan and the Loan Documents, or any part thereof, the rights and benefits hereunder may be transferred with such assignment (and only as part of such assignment). Guarantor waives notice of any transfer or assignment of the Loan or the Loan Documents, or any part thereof, and agrees that failure to give notice will not affect the liabilities of Guarantor hereunder.
6.    Binding Effect. This Guaranty is binding not only on Guarantor, but also on Guarantor’s heirs, personal representatives, successors and assigns. Upon the death of Guarantor, if Guarantor is a natural person, this Guaranty shall continue against Guarantor’s estate as to all of the Guaranteed Recourse Obligations of Borrower, including that portion incurred or arising after the death of Guarantor and shall be provable in full against Guarantor’s estate, whether or not the Guaranteed Recourse Obligations of Borrower are then due and payable. If this Guaranty is signed by more than one Person, then all of the obligations of

Guarantor arising hereunder shall be jointly and severally binding on each of the undersigned, and their respective heirs, personal representatives, successors and assigns, and the term “Guarantor” shall mean all of such Persons and each of them individually. Without limitation of any other term, provision or waiver contained herein, Guarantor hereby acknowledges and agrees that it has been furnished true, complete and correct copies of the Loan Documents and has reviewed the terms and provisions thereof (including, without limitation, the Guaranteed Recourse Obligations of Borrower).
7.    Nature of Guaranty.
(a)    Guarantor hereby acknowledges and agrees that this Guaranty (a) is a guaranty of payment and not only of collection and that Guarantor is liable hereunder as a primary obligor, (b) shall only be deemed discharged after the indefeasible satisfaction in full of the Debt, (c) shall not be reduced, released, discharged, satisfied or otherwise impacted in connection with (i) any act or occurrence that might, but for the provisions hereof, be deemed a legal or equitable reduction, satisfaction, discharge or release and/or (ii) Lender’s enforcement of remedies under the Loan Documents and (d) shall survive the foregoing and shall not merge with any resulting foreclosure, conveyance or assignment in lieu or similar instrument (if any) with respect to the Collateral.
(b)    Guarantor shall not have any liability under this Guaranty for any acts or omissions which arise from and after the date Guarantor no longer Controls Borrower and no longer owns any legal or beneficial interest in Borrower as a result of the earlier to occur of the following: (A) Mortgage Lender or other third party purchaser obtains title to all of the Property by foreclosure (or deed or other transfer in lieu of foreclosure) by Mortgage Lender, (B) (x) Lender (or its agent or designee) obtains title to all of the Collateral by foreclosure (or assignment or other transfer in lieu of foreclosure) or (y) a third party obtains title to all of the Collateral in connection with a foreclosure sale of the Collateral, (C) (x) the Mezzanine B Lender (or its agent or designee) obtains title to all of the equity collateral securing the Mezzanine B Loan by foreclosure (or assignment or other transfer in lieu of foreclosure) or (y) a third party obtains title to all of the equity collateral securing the Mezzanine B Loan in connection with a foreclosure sale of such equity collateral or (D) (x) the holder of the New Mezzanine Loan (or its agent or designee) obtains title to all of the equity collateral securing the New Mezzanine Loan by foreclosure (or assignment or other transfer in lieu of foreclosure) or (y) a third party obtains title to all of the equity collateral securing the New Mezzanine Loan in connection with a foreclosure sale of the equity collateral, provided that (i) in the case of (B), (C) and (D), the result being that neither Guarantor nor any Person that Controls, is Controlled by or is under common Control with Borrower or Guarantor shall hold any direct or indirect equity interest in or Control, Borrower and, (ii) in the case of (A), (B), (C) and (D), that such acts were not committed or directed by Borrower or Guarantor or any Person that Controls, is Controlled by or is under common Control with Borrower or Guarantor. For purposes of this Section: (1) the term “Lender” includes (i) the initially named Lender and its successors and assigns and (ii) any holder of any New Mezzanine Loan and its or their successors and assigns, (2) the term “Mezzanine B Lender” includes (i) the initially named Mezzanine B Lender and its successors and assigns and (ii) any holder of any New Mezzanine Loan (as defined in the Mezzanine B Loan Documents and/or any New Mezzanine Loan documents created pursuant to the Mezzanine B Loan Documents) and its or their successors and assigns. For the avoidance of doubt, a Trigger

Date shall not be deemed to have occurred if any of the events described in (A), (B), (C) or (D) are set aside, rescinded or invalidated.
8.    Governing Law. The governing law and related provisions set forth in Section 17.2 of the Loan Agreement (including, without limitation, any authorized agent provisions thereof) are hereby incorporated by reference as if fully set forth herein (with Guarantor substituted in all places where Borrower appears thereunder) and shall be deemed fully applicable to Guarantor hereunder. Guarantor hereby certifies that it has received and reviewed the Loan Agreement (including, without limitation, Section 17.2 thereof). In the event of any conflict or inconsistency between the terms and conditions hereof and this Section 8, this Section 8 shall control.
9.    Invalidity of Certain Provisions. If any provision of this Guaranty or the application thereof to any Person or circumstance shall, for any reason and to any extent, be declared to be invalid or unenforceable, neither the remaining provisions of this Guaranty nor the application of such provision to any other Person or circumstance shall be affected thereby, and the remaining provisions of this Guaranty, or the applicability of such provision to other Persons or circumstances, as applicable, shall remain in effect and be enforceable to the maximum extent permitted by applicable Legal Requirements.
10.    Attorneys’ Fees, Costs and Expenses of Collection. Guarantor shall pay within ten (10) Business Days after written demand all reasonable attorneys’ fees and all other out-of-pocket costs and expenses incurred by Lender in the enforcement of or preservation of Lender’s rights under this Guaranty including, without limitation, all reasonable attorneys’ fees, out-of-pocket costs and expenses, investigation costs, and all court costs, whether or not suit is filed herein, or whether at maturity or by acceleration, or whether before or after maturity, or whether in connection with bankruptcy, insolvency or appeal, or whether in connection with the collection and enforcement of this Guaranty against any other Guarantor, if there be more than one. Guarantor agrees to pay interest on any expenses or other sums due to Lender under this Section 10 that are not paid within ten (10) Business Days of demand on Guarantor, at a rate per annum equal to the Interest Rate and accruing from and after the date that is ten (10) Business Days from demand on Guarantor. Guarantor’s obligations and liabilities under this Section 10 shall survive any payment or discharge in full of the Debt.
11.    Payments. All sums payable under this Guaranty shall be paid in lawful money of the United States of America that at the time of payment is legal tender for the payment of public and private debts.
12.    Controlling Agreement. It is not the intention of Lender or Guarantor to obligate Guarantor to pay interest in excess of that lawfully permitted to be paid by Guarantor under applicable Legal Requirements. Should it be determined that any portion of the Guaranteed Recourse Obligations of Borrower or any other amount payable by Guarantor under this Guaranty constitutes interest in excess of the maximum amount of interest that Guarantor, in Guarantor’s capacity as guarantor, may lawfully be required to pay under applicable Legal Requirements, the obligation of Guarantor to pay such interest shall automatically be limited to the payment thereof in the maximum amount so permitted under applicable Legal Requirements.

The provisions of this Section shall override and control all other provisions of this Guaranty and of any other agreement between Guarantor and Lender.
13.    Notices. Any and all notices, elections, demands, requests and responses thereto permitted or required to be given under this Guaranty shall be given in accordance with the applicable terms and conditions of the Loan Agreement. Notices to Guarantor shall be addressed as follows:
Brookfield DTLA Holdings LLC
250 Vesey Street, 15th Floor
New York, New York 10281
Attn: General Counsel
With a copy to:
Gibson, Dunn & Crutcher LLP
333 S. Grand Ave, 49th Floor
Los Angeles, California 90071
Attention: Drew Flowers
14.    Cumulative Rights. The exercise by Lender of any right or remedy hereunder or under any other Loan Document, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy. Lender shall have all rights, remedies and recourses afforded to Lender by reason of this Guaranty or any other Loan Document or by law or equity or otherwise, and the same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Guarantor or others obligated for the Guaranteed Recourse Obligations of Borrower, or any part thereof, or against any one or more of them, or against any security or otherwise, at the sole discretion of Lender, (c) may be exercised as often as occasion therefor shall arise, it being agreed by Guarantor that the exercise of, discontinuance of the exercise of or failure to exercise any of such rights, remedies, or recourses shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse, and (d) are intended to be, and shall be, nonexclusive. No waiver of any default on the part of Guarantor or of any breach of any of the provisions of this Guaranty or of any other document shall be considered a waiver of any other or subsequent default or breach, and no delay or omission in exercising or enforcing the rights and powers granted herein or in any other document shall be construed as a waiver of such rights and powers, and no exercise or enforcement of any rights or powers hereunder or under any other document shall be held to exhaust such rights and powers, and every such right and power may be exercised from time to time. The granting of any consent, approval or waiver by Lender shall be limited to the specific instance and purpose therefor and shall not constitute consent or approval in any other instance or for any other purpose. No notice to or demand on Guarantor in any case shall of itself entitle Guarantor to any other or further notice or demand in similar or other circumstances. No provision of this Guaranty or any right, remedy or recourse of Lender with respect hereto, or any default or breach, can be waived, nor can this Guaranty or Guarantor be released or discharged in any way or to any extent, except specifically in each case by a writing intended for that purpose (and which refers specifically to this Guaranty) executed, and delivered to Guarantor, by Lender.

15.    Subrogation. Notwithstanding anything to the contrary contained herein, (a) Guarantor shall not have any right of subrogation in or under any of the Loan Documents or to participate in any way therein, or in any right, title or interest in and to any security or right of recourse for the Guaranteed Recourse Obligations of Borrower, until indefeasible payment in full of the Debt, and (b) if Guarantor is or becomes an “insider” (as defined in Section 101 of the Bankruptcy Code) with respect to Borrower, then Guarantor hereby irrevocably and absolutely waives any and all rights of contribution, indemnification, reimbursement or any similar rights against Borrower with respect to this Guaranty (including any right of subrogation, except to the extent of collateral held by Lender), whether such rights arise under an express or implied contract or by operation of law. It is the intention of the parties that Guarantor shall not be deemed to be a “creditor” (as defined in Section 101 of the Bankruptcy Code) of Borrower by reason of the existence of this Guaranty in the event that Borrower or Guarantor becomes a debtor in any proceeding under the Bankruptcy Code. This waiver is given to induce Lender to make the Loan to Borrower.
16.    Further Assurances. Guarantor at Guarantor’s expense will promptly execute and deliver to Lender all such other and further documents, agreements, and instruments in compliance with or accomplishment of the agreements of Guarantor under this Guaranty reasonably requested by Lender, so long as Guarantor’s obligations are not increased and its rights are not decreased, in each case, other than to a de minimis extent.
17.    No Fiduciary Relationship. The relationship between Lender and Guarantor is solely that of lender and guarantor. Lender has no fiduciary or other special relationship with or duty to Guarantor and none is created hereby or may be inferred from any course of dealing or act or omission of Lender.
18.    Interpretation. If this Guaranty is signed by more than one Person as “Guarantor”, then the term “Guarantor” as used in this Guaranty shall refer to all such Persons jointly and severally, and all promises, agreements, covenants, waivers, consents, representations, warranties and other provisions in this Guaranty are made by and shall be binding upon each and every such undersigned Person, jointly and severally and Lender may pursue any Guarantor hereunder without being required (i) to pursue any other Guarantor hereunder or (ii) pursue rights and remedies under the Pledge Agreement and/or applicable Legal Requirements with respect to the Collateral or any other Loan Documents.
19.    Time of Essence. Time shall be of the essence in this Guaranty with respect to all of Guarantor’s obligations hereunder.
20.    Execution. This Guaranty may be executed in multiple counterparts, each of which, for all purposes, shall be deemed an original, and all of which together shall constitute one and the same agreement.
21.    Entire Agreement. This Guaranty embodies the entire agreement between Lender and Guarantor with respect to the guaranty by Guarantor of the Guaranteed Recourse Obligations of Borrower. This Guaranty supersedes all prior agreements and understandings, if any, with respect to guaranty by Guarantor of the Guaranteed Recourse Obligations of Borrower. No condition or conditions precedent to the effectiveness of this Guaranty exist. This Guaranty shall be effective upon execution by Guarantor and delivery to Lender. This Guaranty may not be modified, amended or superseded except in a writing signed by Lender and Guarantor. The Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.
22.    WAIVER OF JURY TRIAL. GUARANTOR AND LENDER EACH HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THEY MAY BE PARTIES ARISING OUT OF, IN CONNECTION WITH, OR IN ANY WAY PERTAINING TO, THIS GUARANTY AND ANY OTHER LOAN DOCUMENT. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS GUARANTY. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY EACH SUCH PARTY, AND EACH HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. EACH SUCH PARTY FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.
23.    Consent to Jurisdiction. Guarantor and Lender each irrevocably submits generally and unconditionally for itself and in respect of its property to the nonexclusive jurisdiction of any state or federal court sitting in the State of New York over any suit, action or proceeding arising out of, or relating to, this Guaranty, and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state or federal court. Guarantor and Lender each irrevocably waives, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, and any claims that any such suit, action or proceeding is brought in an inconvenient forum. Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon each such party and may be enforced in any court in which they are subject to jurisdiction, by a suit upon such judgment provided that service of process is effected upon Guarantor as provided in the Loan Documents or as otherwise permitted by applicable Legal Requirements. Guarantor hereby releases, to the extent permitted by applicable Legal Requirements, all errors and all rights of exemption, appeal, stay of execution, inquisition, and other rights to which Guarantor may otherwise be entitled under the laws of the United States of America or of any state of possession of the United States of America now in force and which may hereinafter be enacted. The authority and power to appear for and enter judgment against Guarantor shall not be exhausted by one or more exercises thereof or by any imperfect exercise thereof and shall not be extinguished by any judgment entered pursuant thereto. Such authority may be exercised on one or more occasions or from time to time in the same or different jurisdiction as often as Lender shall deem necessary and desirable, for all of which this Guaranty shall be sufficient warrant.
24.    Waivers.

(a)    To the fullest extent permitted by applicable law, Guarantor hereby agrees that neither Lender’s rights or remedies nor Guarantor’s obligations under the terms of this Guaranty shall be released, diminished, impaired, reduced or affected by any one or more of the following events, actions, facts, or circumstances, and the liability of Guarantor under this Guaranty shall be absolute and unconditional irrespective of (and Guarantor hereby waives any rights or protections related to): (i) [intentionally omitted]; (ii) any claim or defense that this Guaranty was made without consideration or is not supported by adequate consideration; (iii) the taking or accepting of any other security or guaranty for, or right of recourse with respect to, any or all of the Guaranteed Recourse Obligations of Borrower; (iv) any homestead exemption under applicable Legal Requirements and Guarantor hereby waives the benefit of any such exemption as to the Guaranteed Recourse Obligations of Borrower; (v) any release, surrender, abandonment, exchange, alteration, sale or other disposition, subordination, deterioration, waste, failure to protect or preserve, impairment, or loss of, or any failure to create or perfect any lien or security interest with respect to, or any other dealings with, any collateral or security at any time existing or purported, believed or expected to exist in connection with any or all of the Guaranteed Recourse Obligations of Borrower, including any impairment of Guarantor’s recourse against any Person or collateral; (vi) whether express or by operation of law, any partial release of the liability of Guarantor hereunder, or if one or more other guaranties are now or hereafter obtained by Lender covering all or any part of the Guaranteed Recourse Obligations of Borrower, any complete or partial release of any one or more of such guarantors under any such other guaranty, or any complete or partial release or settlement of Borrower or any other party liable, directly or indirectly, for the payment or performance of any or all of the Guaranteed Recourse Obligations of Borrower; (vii) the death, insolvency, bankruptcy, disability, dissolution, liquidation, termination, receivership, reorganization, merger, consolidation, change of form, structure or ownership, sale of all assets, or lack of corporate, partnership or other power of Borrower or any other party at any time liable for the payment or performance of any or all of the Guaranteed Recourse Obligations of Borrower; (viii) either with or without notice to or consent of Guarantor: any renewal, extension, modification or rearrangement of the terms of any or all of the Guaranteed Recourse Obligations of Borrower and/or any of the Loan Documents to which Guarantor is not a party; (ix) any neglect, lack of diligence, delay, omission, failure, or refusal of Lender to take or prosecute (or in taking or prosecuting) any action for the collection or enforcement of any of the Guaranteed Recourse Obligations of Borrower, or to foreclose or take or prosecute any action to foreclose (or in foreclosing or taking or prosecuting any action to foreclose) upon any security therefor, or to exercise (or in exercising) any other right or power with respect to any security therefor, or to take or prosecute (or in taking or prosecuting) any action in connection with any Loan Document, or any failure to sell or otherwise dispose of in a commercially reasonable manner any collateral securing any or all of the Guaranteed Recourse Obligations of Borrower; (x) any failure of Lender to notify Guarantor of any creation, renewal, extension, rearrangement, modification, supplement, subordination, or assignment of the Guaranteed Recourse Obligations of Borrower or any part thereof, or of any Loan Document, or of any release of or change in any security, or of any other action taken or refrained from being taken by Lender against Borrower or any security or other recourse, or of any new agreement between Lender and Borrower, it being understood that, except as expressly required pursuant to the terms hereof, Lender shall not be required to give Guarantor any notice of any kind under any circumstances with respect to or in connection with the Guaranteed Recourse Obligations of Borrower, any and all rights to notice Guarantor may have otherwise had being hereby waived by Guarantor, and Guarantor shall be responsible for obtaining for itself information regarding Borrower, including, but not limited to, any changes in the business or financial condition of Borrower, and Guarantor acknowledges and agrees that Lender shall have no duty to notify Guarantor of any information which Lender may have concerning Borrower; (xi) if for any reason that Lender is required to refund any payment by Borrower to any other party liable for the payment or performance of any or all of the Guaranteed Recourse Obligations of Borrower or pay the amount thereof to someone else; (xii) the making of advances by Lender to protect its interest in the Collateral, preserve the value of the Collateral or for the purpose of performing any term or covenant contained in any of the Loan Documents; (xiii) the existence of any claim, counterclaim (other than a compulsory counterclaim), set off, recoupment, reduction or defense (other than a defense of payment of performance) based upon any claim or other right that Guarantor may at any time have against Borrower, Lender or any other Person, whether or not arising in connection with this Guaranty, the Note, the Loan Agreement, or any other Loan Document; (xiv) the unenforceability of all or any part of the Guaranteed Recourse Obligations of Borrower against Borrower, whether because the Guaranteed Recourse Obligations of Borrower exceed the amount permitted by law or violate any usury law, or because the act of creating the Guaranteed Recourse Obligations of Borrower, or any part thereof, is ultra vires, or because the officers or Persons creating same acted in excess of their authority, or because of a lack of validity or enforceability of or defect or deficiency in any of the Loan Documents, or because Borrower has any valid defense (other than a defense of the payment or performance of the Guaranteed Obligations of Borrower), claim or offset with respect thereto, or because Borrower’s obligation ceases to exist by operation of law, or because of any other reason or circumstance, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Guaranteed Recourse Obligations of Borrower, or any part thereof, for any reason (and regardless of any joinder of Borrower or any other party in any action to obtain payment or performance of any or all of the Guaranteed Recourse Obligations of Borrower); (xv) any order, ruling or plan of reorganization emanating from proceedings under any bankruptcy or similar insolvency laws with respect to Borrower or any other Person, including any extension, reduction, composition, or other alteration of the Guaranteed Recourse Obligations of Borrower, whether or not consented to by Lender; and/or (xvi) subject to the express terms of Section 7(b) of this Guaranty, any partial or total transfer, pledge and/or reconstitution of Borrower and/or any direct or indirect owner of Borrower (regardless of whether the same is permitted under the Loan Documents).
(b)    This Guaranty shall be effective as a waiver of, and Guarantor hereby expressly waives
(i)    any and all rights to which Guarantor may otherwise have been entitled under any suretyship laws in effect from time to time, including any right or privilege, whether existing under statute, at law or in equity, to require Lender to take prior recourse or proceedings against any collateral, security or Person whatsoever;
(ii)    any rights of sovereign immunity and any other similar and/or related rights;
(iii)    any other circumstance that may constitute a defense of Borrower or Guarantor hereunder and/or under the other Loan Documents;

(iv)    any right and/or requirement of or related to notice (except as expressly set forth in this Guaranty), presentment, protest, notice of protest, further notice of nonpayment, notice of dishonor, default, nonperformance, intent to accelerate, acceleration, existence of the Debt and/or any amendment or modification of the Debt;
(v)    any rights of Guarantor of subrogation, reimbursement, indemnification, and/or contribution against Borrower or any other person or entity that may become an obligor or guarantor under the Loan Documents, and any other rights and defenses that are or may become available to Guarantor or any other person or entity by reasons of Sections 2787-2855, inclusive of the California Civil Code; and
(vi)    any rights or defenses that may be available by reason of any election of remedies by Lender (including, without limitation, any such election which in any manner impairs, effects, reduces, releases, destroys or extinguishes Guarantor’s subrogation rights, rights to proceed against Borrower for reimbursement, or any other rights of Guarantor to proceed against any other person, entity or security, including but not limited to any defense based upon an election of remedies by Lender under the provisions of Section 580(d) of the California Code of Civil Procedure or any similar law of California or of any other State or of the United Sates).
25.    Representations, Warranties and Covenants of Guarantor.
(a)    Guarantor hereby makes the following representations and warranties as of the date hereof: (i) Guarantor is duly organized, validly existing and in good standing under the laws of its state of formation, and Guarantor has all requisite right and power to execute and deliver this Guaranty and to perform its obligations under this Guaranty; (ii) the execution, delivery and performance of this Guaranty and the incurrence of the Guaranteed Obligations, will not violate, in any material respect, any provision of law applicable to Guarantor; (iii) [reserved]; (iv) Guarantor is not a party to any indenture, loan or credit agreement, or any lease or other agreement or instrument, or subject to any restriction, which in each case is reasonably likely to have a Material Adverse Effect; (v) Guarantor has filed all material tax returns which are required to be filed (or to the best of its knowledge obtained proper extensions of time for the filing thereof) and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns or to assessments received, except as are being contested in good faith; (vi) the financial statements and other information pertaining to Guarantor submitted to Lender are true, complete and correct in all material respects and fairly present the financial condition of Guarantor as of the date thereof; (vii) [reserved]; (viii) the making of the Loan to Borrower will result in material benefits to Guarantor; (ix) Guarantor (a) has not entered into this Guaranty or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) has received reasonably equivalent value in exchange for the obligations of Guarantor hereunder and under the Loan Documents; and (x) Guarantor is not a “foreign person” within the meaning of Section 1445(1)(3) of the Internal Revenue Code.
(b)    From the date hereof and until the discharge of this Guaranty in accordance with Section 7 hereof, Guarantor covenants and agrees with Lender that: (i) Guarantor will continuously be organized, validly exist and remain in good standing under the laws of its state of formation; (ii) Guarantor shall not become a party to any indenture, loan or credit agreement, or any lease or other agreement or instrument, or subject to any restriction, which is likely to have a Material Adverse Effect; and (iii) shall not be a “foreign person” within the meaning of Section 1445(1)(3) of the Internal Revenue Code.
(c)    Each of the representations and covenants of and/or about Guarantor set forth Sections 3.2, 3.3, 3.13, 3.24, 3.30, 3.35, 4.8 and 11.1, and Article 6, in each case, of the Loan Agreement, and in the other Loan Documents are hereby re-made by Guarantor and incorporated herein by reference as if fully set forth herein.
26.    Financial Covenants of Guarantor
(a)    Guarantor (i) shall keep and maintain complete and accurate books and records and (ii) shall permit Lender and any authorized representatives of Lender to have access to and to inspect, examine and make copies of the books and records, any and all accounts, data and other documents of Guarantor, at reasonable times, during normal business hours, not more than once per calendar year (subject to Section 26(b) hereof), at Guarantor’s address for notices as set forth herein upon the giving of reasonable notice of such intent. Guarantor shall also provide to Lender, upon Lender’s reasonable request, such proofs of payments, costs, expenses, revenues and earnings, and other documentation as Lender may reasonably request, from time to time, and with such other information, in such detail as may reasonably be required by Lender, provided that such requested information is in Guarantor’s possession and control and, to the extent not produced in Guarantor's normal course of operations, can be produced at a de minimis cost to Guarantor.
(b)    Lender shall have the right, at any time and from time to time upon the occurrence and continuance of an Event of Default hereunder or under the other Loan Documents, to audit the books and records of Guarantor; provided, however, that such audit shall be made at the expense of Lender.
(c)    During the term hereunder, Guarantor will furnish or cause to be furnished to Lender, (i) as soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of Guarantor, the annual financial statements of Guarantor in form and substance substantially similar to those previously delivered by Guarantor to Lender in connection with the closing of the Loan (or such other form reasonably acceptable to Lender), prepared on an audited basis, and which shall include Guarantor’s balance sheet and statements of net worth and contingent liabilities, and (ii) within sixty (60) days following the end of each fiscal quarter of Guarantor (including year-end) , the quarterly financial statements of Guarantor in form and substance substantially similar to those previously delivered by Guarantor to Lender in connection with the closing of the Loan (or such other form reasonably acceptable to Lender), prepared on an unaudited basis, and which shall include Guarantor’s balance sheet and statements of net worth and contingent liabilities. All such financial statements shall (A) be, in the case of annual financial statements, audited by, and in the case of quarterly financial statements, prepared by, Guarantor’s independent certified public accountants (which accountants shall be a “Big Four” accounting firm or such other independent public accounting firm reasonably acceptable to Lender), (B) be certified by Guarantor (subject to the exculpation provisions in the Loan Agreement) to Lender as true and correct in all material respects and as having been prepared in accordance with an Approved Accounting Method (which, for the purposes of this Guaranty only, shall include International Financial Reporting Standards) applied on a consistent basis and (C) contain such backup and/or supporting information as may be reasonably requested by Lender, provided that such requested information is in Guarantor’s possession and control and, to the extent not produced in Guarantor’s normal course of operations, can be produced at a de minimis cost to Guarantor. In addition, Guarantor shall promptly furnish to Lender any other financial information in respect of Guarantor which is reasonably requested by Lender from time to time; provided, however, that such additional information shall be obtained at no material expense to Guarantor.
(d)    Guarantor hereby makes the following additional affirmative covenants:
(i)    Beginning on the commencement of the second Extension Period (if the Maturity Date is so extended pursuant to the terms of the Loan Agreement) and at all times thereafter while the Debt remains unsatisfied, Guarantor shall maintain Unencumbered Liquid Assets (defined below) of not less than $20,000,000.00. For the purposes hereof, “Unencumbered Liquid Assets” shall be determined by Lender in its reasonable discretion, at any time and from time to time, and shall mean the “liquid assets” of Guarantor, free and clear of all liens and shall include only the following assets of Guarantor as set forth on Guarantor’s balance sheet: (x) all Cash and Cash Equivalents (defined below), and (y) the following, to the extent acquired for investment or with a view to achieving trading profits (and which may be liquidated without restrictions within five (5) Business Days or less): marketable securities owned of record and beneficially by Guarantor and which are freely tradeable, without any restriction on the New York Stock Exchange, NYSE Amex Equities or NASDAQ.
(ii)    As of the last day of each fiscal quarter, Guarantor shall have a Net Worth, as determined by Lender, of not less than $750,000,000.00; provided, however, and without limiting the foregoing, at all times while the Debt remains unsatisfied, Guarantor’s Net Worth, as calculated by Lender, shall not be less than $500,000,000.00. Guarantor shall promptly provide Lender with written notice at any time that Guarantor’s Net Worth is less than $750,000,000.00. For the purposes of this clause (ii), “Net Worth” shall mean, as of a given date, (i) Guarantor’s total assets, based on market valuations, as of such date (exclusive of any equity attributable to the Property or in any other asset that is part of the collateral for the Loan) less, (ii) Guarantor’s total liabilities (taking into consideration contingent liabilities but exclusive of any liability under the Loan Documents) as of such date, determined in accordance with an Approved Accounting Method (which, for the purposes of this Guaranty only, shall include International Financial Reporting Standards).
(iii)    As used above, “Cash and Cash Equivalents” shall mean: (i) United States dollars and (ii) any of the following which may be liquidated without restrictions within five (5) Business Days or less: (a) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six (6) months from the date of acquisition; (b) certificates of deposit and Eurodollar time deposits with maturities of six (6) months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500 million and an S&P Certificate of Deposit Rating (short term) of A-1 or better or the equivalent by Moody’s; (c) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (ii)(a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (ii) (b) above; (d) commercial paper having the highest rating obtainable from Moody’s or S&P, and in each case maturing within six months after the date of acquisition; and (e) money market funds substantially all the assets of which are comprised of securities and other obligations of the types described in clauses (i) and (ii)(a) through (d) above.
27.    Joint and Several. If Guarantor consists of more than one person or party, the obligations and liabilities of each such person or party hereunder shall be joint and several.
28.    Set-Off. In addition to any rights and remedies of Lender provided by this Guaranty and by law, Lender shall have the right in its sole discretion, without prior notice to Guarantor, any such notice being expressly waived by Guarantor to the extent permitted by applicable law, upon any amount becoming due and payable by Guarantor hereunder (whether at the stated maturity, by acceleration or otherwise), to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Guarantor; provided, however, Lender may only exercise such right during the continuance of an Event of Default. Lender agrees to promptly notify Guarantor after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.
29.    Termination. This Guaranty shall terminate at such time as the Debt has been indefeasibly paid in full, and there has expired the maximum possible period thereafter during which any payment made by Borrower or others to Lender with respect to the Loan could be deemed a preference under the Bankruptcy Code.
30.    Confidentiality. All non-public information obtained by Lender pursuant to the requirements of this Agreement shall be handled in accordance with Section 17.11(b) of the Loan Agreement.
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IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty under as of the date first written above.
BROOKFIELD DTLA HOLDINGS LLC,
a Delaware limited liability company

By:	Brookfield DTLA GP LLC,
a Delaware limited liability company,
its Managing Member

By:	BOP US Subsidiary LLC,
a Delaware limited liability company,
its Managing Member

By: /s/ G. MARK BROWN
Name: G. Mark Brown
Title: Global Chief Investment Officer